Exhibit 99.2

Ameris Bancorp 1 st Quarter 2016 Earnings Presentation Edwin W. Hortman, Jr. – President & CEO Dennis J. Zember, Jr. – EVP & CFO

This presentation contains certain performance measures determined by methods other than in accordance with accounting principles generally accepted in the United States of America (“GAAP”) . Management of Ameris Bancorp (the “Company”) uses these non - GAAP measures in its analysis of the Company’s performance . These measures are useful when evaluating the underlying performance and efficiency of the Company’s operations and balance sheet . The Company’s management believes that these non - GAAP measures provide a greater understanding of ongoing operations, enhance comparability of results with prior periods and demonstrate the effects of significant gains and charges in the current period . The Company’s management believes that investors may use these non - GAAP financial measures to evaluate the Company’s financial performance without the impact of unusual items that may obscure trends in the Company’s underlying performance . These disclosures should not be viewed as a substitute for financial measures determined in accordance with GAAP, nor are they necessarily comparable to non - GAAP performance measures that may be presented by other companies . Tangible common equity and Tier 1 capital ratios are non - GAAP measures . The Company calculates the Tier 1 capital using current call report instructions . The Company’s management uses these measures to assess the quality of capital and believes that investors may find them useful in their evaluation of the Company . These capital measures may, or may not be necessarily comparable to similar capital measures that may be presented by other companies . This presentation may contain statements that constitute “forward - looking statements” within the meaning of Section 27 A of the Securities Act of 1933 , as amended, and Section 21 E of the Securities Exchange Act of 1934 , as amended . The words “believe”, “estimate”, “expect”, “intend”, “anticipate” and similar expressions and variations thereof identify certain of such forward - looking statements, which speak only as of the dates which they were made . The Company undertakes no obligation to publicly update or revise any forward - looking statements, whether as a result of new information, future events or otherwise . Readers are cautioned that any such forward - looking statements are not guarantees of future performance and involve risks and uncertainties and that actual results may differ materially from those indicated in the forward - looking statements as a result of various factors . Readers are cautioned not to place undue reliance on these forward - looking statements and are referred to the Company’s periodic filings with the Securities and Exchange Commission for a summary of certain factors that may impact the Company’s results of operations and financial condition . Cautionary Statements

Corporate Profile • Founded in Moultrie, Georgia in 1971 • Executive team headquartered in Jacksonville, Florida. • Completed 17 acquisitions in the last decade, building a material presence in strong southeastern markets. • Four state footprint with 103 offices • $6.1 billion in total assets managed by 1,318 employees • Ticker Symbol – “ABCB” followed by 6 analysts 3

Almost singular focus of our team right now is “to produce top quartile operating results, consistently . ” • Maintain double digit revenue growth with 12% - 15 % growth in loans, funded almost entirely with low cost deposits augmented by highly profitable and growing lines of business (Mortgage, SBA and Treasury) • Expense management aimed at producing low single digit growth rates in operating expenses . Continued corporate restructure, branch consolidations with better administrative efficiency until we achieve our efficiency ratio goals . Current Focus Improved and More Consistent Operating Performance M&A Opportunities Still looking at M&A opportunities but being highly selective discipline regarding our three criteria : • Neutral (or almost neutral) to TBV • Accretive to our franchise • Meaningfully accretive to EPS (relative to size of acquisition) Anticipate growing through $ 10 billion hurdle with a combination of organic growth and M&A . Refine an Already Strong Balance Sheet • Building significant diversification into our Balance sheet with focus on asset classes with lower long term loss rates . • Insulate ourselves from rate movements and economic swings with highly stable, non - rate sensitive deposits . • Grow capital levels and book value through higher than average ROAs and ROTCE .

• Operating Return on Average Assets of 1 . 18% • Operating Return on Tangible Capital of 15 . 42% . • Net Interest Margin of 3 . 80 % excluding accretion . Accretion income only 3 . 9 % of total revenue . • Making Headway on Operating Efficiency : – Net Overhead Ratio down to 1 . 78% , from 2 . 12 % a year ago . Incremental net overhead over the last 12 months totaled only $ 1 . 7 million despite 38 % growth in average assets (or $ 1 . 54 billion of growth) . – Operating efficiency of 65 . 9 % in the first quarter of 2016 compared to 72 . 4 % in the first quarter of 2015 . Executive Summary – 1Q 2016 Operating Ratios in the top Quartile M&A Opportunities • M&A conversations are ongoing and we are confident that there will be opportunities in 2016 . Momentum going into 2Q 2016 • Commercial loan pipelines at the highest levels . Pricing is consistent . Credit underwriting metrics unchanged . • Retail Mortgage and Warehouse lending built strong trends during last month of 1 Q . • Treasury and Retail produced $ 72 . 5 million of growth in NIB . Funded 63 % of our all loan growth, including mortgage pools .

1st Quarter Operating Results

1Q 2016 Highlights				Change versus:	
Net Income, operating basis	**1Q 16**	**4Q 15**	**1Q 15**	**Linked Q**	**1Q 15**
Net Interest Income, before Accretion	47,494	45,706	35,735	3.9%	32.9%
Accretion Income	2,942	2,912	3,097	1.0%	-5.0%
Net Interest income	50,436	48,618	38,832	3.7%	29.9%
Provision for loan losses	681	553	1,069	23.1%	-36.3%
Non-interest Income	24,286	22,407	17,575	8.4%	38.2%
Non-interest expense, operating	49,241	51,221	40,812	-3.9%	20.7%
Pretax Income	24,800	19,251	14,526	28.8%	70.7%
Taxes	8,350	3,928	4,752	112.5%	75.7%
Net Income, operating basis	16,450	15,323	9,774	7.4%	68.3%
EPS	$ 0.50	$ 0.47	$ 0.32		
ROA	1.18%	1.13%	0.96%		
ROTCE	15.42%	15.10%	10.26%		
Net Interest Margin	4.03%	3.98%	4.39%		
Net Interest Margin, ex accretion	3.80%	3.74%	4.05%		
Net Overhead Ratio	1.78%	2.12%	2.28%		
Efficiency ratio, operating	65.90%	72.12%	72.35%		
Effective Tax Rate	33.7%	20.4%	32.7%		
Average Diluted Shares	33,054	32,595	30,796		

Note > Amounts above and all ratios are presented on an operating basis excluding charges shown below

Non-Operating Amounts	1Q 16	4Q 15	1Q 15
Merger/Conversion Related Charges	6,359	1,807	15
Credit Related Charge	-	-	
Tax Effect	(2,226)	(632)	(5)
Total Non-Operating Impact on Earnings	4,133	1,175	10
EPS, Reported	$ 0.37	$ 0.43	$ 0.32

First Quarter 2016 Results

- 33% growth in spread income results from successful deployment of liquidity from 2015 M&A and organic growth.
- Steady levels of accretion income despite increasingly small percentage of revenue and EPS.
- Total credit costs inside our forecast for 3 consecutive quarters.
- Non-interest income stronger on mortgage and SBA revenues.
- OPEX down $2.0 million versus linked quarter. Up 21% compared to 1Q15 compared to 32% growth in total revenue.
- Effective tax rate increased to 33.7% compared to 32.7% in the same quarter 2015.

Revenues – 1Q16 Spread revenue improved 30 % over 1 Q 15 . • Spread income and Margin upside – 32 % of earning assets yielding 3 . 00 % or less compared to quarterly loan production levels of approximately 4 . 42% . • 3 . 29% - Incremental margin (growth in spread compared to growth in earning assets) for last 12 months represents a concentration in mortgage pools as a short - term strategy . Very low incremental overhead associated with the earning asset growth over last 12 months . • 1 Q 16 Accretion income of $ 2 . 9 million vs . $ 3 . 0 million in 1 Q 15 and $ 2 . 9 million in 4 Q 15 . Non - Interest Income moved higher with Mortgage • Mortgage Revenues up 19 % over 4 Q 15 and up 26 % over 1 Q 15 . 1 Q 16 mortgage production totaled $ 268 million compared to $ 254 million in 4 Q 15 and $ 188 million in 1 Q 15 . • Gain on sale margins improved to 410 bps in 1 Q 16 . • Implementing new service charge routines that should impact deposit charges in 2 H 16 . Strong Growth in Revenue $47.6 $48.9 $54.6 $53.6 $53.8 $59.3 $69.7 $68.9 $72.5 $20.0 $40.0 $60.0 $80.0 1Q 14 2Q 14 3Q 14 4Q 14 1Q 15 2Q 15 3Q 15 4Q 15 1Q 16 Total Quarterly Revenue (in millions)

Non - Interest Income – 1Q16 • Deposit charges up 54 % in 1 Q 16 vs . 1 Q 15 , resulting from BoA and M&S acquisitions . • Mortgage revenue up 36 . 4% , mortgage net income up 47 . 2 % over 1 Q 15 . Additional mortgage bankers recruited in 4 Q at expected production levels . • Mortgage profitability margins much higher than industry average . Focused on relationships with builders, brokers and R/E agents . • SBA revenues up 44 % in 1 Q 16 compared to 1 Q 15 . SBA net income contribution up 56 % in 2015 . $20.6 $25.9 $37.8 $46.5 $62.8 $85.6 $97.1 $0.0 $20.0 $40.0 $60.0 $80.0 $100.0 $120.0 2010 2011 2012 2013 2014 2015 2016 Annlzd Non - Interest Income (in millions) $1.13 $2.69 $4.03 $4.67 $3.45 $4.54 27.6% 0.00% 10.00% 20.00% 30.00% 40.00% 50.00% $0.00 $1.00 $2.00 $3.00 $4.00 $5.00 1Q14 2Q14 3Q14 4Q14 1Q15 2Q15 3Q15 4Q15 1Q16 Mortgage/SBA Net Income (millions) and Percentage of Consolidated Net Income • Net income from non - interest income LOBs up 49 % over the same quarter in 2015 • BUT … contribution to total consolidated earnings down from 31 . 2 % to 27 . 6 % in the most recent quarter .

Mortgage Results – 1Q16

	Mortgage Division Statistics ($' in 000's)				
	1Q16	4Q15	3Q15	2Q15	1Q15
Mortgage Origination					
Production	$268,639	$254,237	$311,007	$285,626	$188,297
Open Pipeline (locked loans)	$135,600	$94,478	$105,290	$115,888	$110,856
Purchase %	83%	84%	86%	79%	75%
FHA/VA %	41%	41%	43%	43%	43%
Gain on Sale %	4.10%	3.55%	3.52%	3.76%	4.57%
Retail Mortgage Bankers	95	96	91	75	64
Avg Production / Banker	$ 2,401	$ 2,284	$ 2,884	$ 3,037	$ 2,432
Net Income / Banker	$ 31.34	$ 20.75	$ 34.15	$ 29.96	$ 30.08
Warehouse Lending					
Production	$ 565,207	$ 490,321	$ 521,901	$ 551,398	$ 404,702
Units (# of loans)	2,579	2,350	2,481	2,507	1,868
Number of customers	84	72	76	76	74
Approved Lines of Credit	$ 340,000	$ 230,000	$ 227,500	$ 227,000	$ 196,000
Average days to roll	12	15	13	14	13
Portfolio Lending					
Portfolio Size	$ 133,754	$ 108,233	$ 87,331	$ 68,154	$ 54,929
Portfolio Yield	4.59%	4.62%	4.64%	4.59%	4.57%
Average loan size	$ 247,692	$ 240,517	$ 236,029	$ 231,030	$ 230,793

- Origination volumes up 42% compared to same quarter in 2015.
- Open pipeline up 22% compared to same quarter in 2015.
- Growth in production and pipelines compared to same quarter in 2015 gives us confidence in mortgage's contribution to our 2016 earnings.
- Approved LOCs in Warehouse lending increased substantially in 1Q. Expect volume in 2q and 3q to benefit materially from additional customers.

Expenses – 1Q16 • Expense leverage is our management team’s primary focus in 2016 . • Lower OPEX at Bank level result of branch closures, lower FDIC amortization, lower R&M, lower incentive compensation . • Expect FICA expense to be $ 700 k lower in 2 Q . • FDIC indemnification expense of $ 0 . 8 million in 1 Q 16 expected to drop to approx . $ 0 . 2 mm per quarter in 2 H 2016 . • Two additional branches expected to close in 2 Q 16 . • Additional branch consolidation being investigated as well as for 2 H 2016 . 1 – Core operating expenses exclude Problem loan and OREO costs as well as merger - related charges Opex Trending Lower $25.8 $24.9 $27.7 $29.4 $30.7 $31.1 $38.6 $40.2 $38.2 $4.8 $6.7 $7.1 $7.0 $7.0 $8.9 $8.7 $8.8 $9.2 $0.0 $10.0 $20.0 $30.0 $40.0 $50.0 1Q 14 3Q 14 1Q 15 3Q 15 1Q 16 Core Operating Expenses (in millions) Bank Level OPEX LOB OPEX

Loans – 1Q16 Total Loan Growth of $ 522 . 2 million against linked quarter from : • Organic Growth during 1 Q 16 of $ 59 million or 7 . 4 % annualized • Growth of $ 63 million related to purchased whole loan mortgage pools . Pools currently paying on about a 3 . 1 yr . avg . life . • Acquisition of JAXB with $ 420 million of loans • Payoffs of $ 7 million 1 – PNC – purchased, non - covered loans. 2 – combined yield includes transaction fees and interest earned. 12 . 1% - Growth rate in organic loans over the last four quarters . $ 322 million – amount of organic loan growth over last 12 months . $ 7 million – Quarterly decline in covered loans in 1 Q 16 . Smallest decline in past 5 years, consistent with management forecasts . Loan Production Details Period Fixed Rate (2) Variable Rate (2) Total 1Q16 255,944 4.44% 160,625 4.39% 416,569 4.42% 4Q15 225,349 4.59% 158,750 4.28% 384,099 4.46% 3Q15 232,901 4.65% 117,563 4.48% 350,464 4.59% 2Q15 256,734 4.51% 106,376 4.44% 363,110 4.49% 1Q15 210,514 4.65% 103,799 4.73% 314,312 4.68% $2.78 $2.81 $2.81 $2.87 $3.44 $3.64 $3.89 $4.44 $1.0 $2.0 $3.0 $4.0 $5.0 2Q 14 3Q 14 4Q 14 1Q 15 2Q 15 3Q 15 4Q 15 1Q 16 Total Loans Oustanding (in billions)

Deposits – 1Q16 • 101% - Percentage of all fixed rate loans (including short - duration mortgage arms) funded with non - rate sensitive deposits at 12 / 31 / 15 (up from 96 . 0 % at EOY 2014 ) . • $ 1 . 01 Billion – Growth in low cost, non - rate sensitive deposits in during 2015 . • 23 . 6% – 5 Year Compounded Growth Rate in low cost, non - rate sensitive deposits . Non - Rate Sensitive Deposits include NIB, NOW and Savings Accounts. 47.1% 50.4% 50.4% 49.7% 51.1% 53.2% 53.4% 53.7% 54.9% 57.8% 44% 48% 52% 56% 60% 3Q 13 4Q 13 1Q 14 2Q 14 3Q 14 4Q 14 1Q 15 2Q 15 3Q 15 4Q 15 Non - Rate Sensitive Deposits as a % of Total Deposits • 0 . 075% – weighted average cost of this group of low cost, non - rate sensitive deposits (down from 0 . 102 % a year ago) .

Tangible Book Value – 1Q16 • Last 3 M&A deals have been neutral or accretive to TBV • Earnings less quarterly dividend grows TBV approximately 3.5% - 4.0% per quarter. Consistent Growth in TBV $10.26 $10.68 $10.99 $13.01 $11.81 $12.31 $12.65 $13.13 $7.00 $9.00 $11.00 $13.00 $15.00 2Q 14 3Q 14 4Q 14 1Q 15 2Q 15 3Q 15 4Q 15 1Q 16 Tangible Book Value

• Diversified loan portfolio . Approximately 42 % in CRE and only 8 % in Construction/A&D • Asset sensitive – over 100 % of fixed rate loans funded with non - rate sensitive deposits . • Capital levels – capital levels are adequate and building, ensuring no need for additional outside capital . Investment Rationale Strong & Stable Balance Sheet • Top Quartile ROA – Top Quartile Growth Rate • ROTCE greater than 15% . • Diversified revenue sources ( 66 % spread, 34 % non - interest income) . Operating Performance M&A Opportunities • Disciplined Acquirer • Announced/Executed low risk deals • Enough conversations underway – can avoid auctions • Strong Capital Ratios support additional M&A • Regulatory reputation presents no hurdle